NationsBank Corporation           Tel 704 386-5000
      100 North Tryon Street            Fax 704 386-0270
      NC1-007-23-06
      Charlotte, NC 28255

NATIONSBANK

      Pricing Supplement No. 0202 Dated         Rule 424(b)(2)
      September 25, 1998 (To Prospectus dated   File number: 333-13811
      December 19, 1996 and Prospectus
      Supplement dated January 08, 1998)

      Senior Medium-Term Notes, Series G
      Due Nine Months or More From Date of Issue


      Principal Amount:                        $  70,000,000.00
      Issue Price:            100.00000   %    $  70,000,000.00
      Commission or Discount:   0.02900   %    $      20,300.00
      Proceeds to Company:     99.97100  %     $  69,979,700.00

      Agent:                   NationsBanc Montgomery Securities, LLC, as Agent

      Original Issue Date:     September 29, 1998

      Stated Maturity Date:    March 29, 2000

      Cusip #:                 63858R-FJ-5

      Form:                    Book entry only

      Interest Rate:           Floating

      Base rate:               LIBOR Telerate Page 3750

      Index maturity:          90 days

      Spread:                  + 5.0 bps

      Initial Interest Rate:   5.3625%

      Interest Reset Period:   Quarterly, commencing on December 29, 1998

      Interest Reset Dates:     29th of March, June, September, and December

      Interest Determination Date:  Two London Banking Days preceding the Reset Date

      Interest Payment Dates:       29th of March, June, September, and
                                    December, commencing on December 29, 1998


      May the Notes be redeemed by the company prior to
      maturity?                                                    No
      May the Notes be repaid prior to maturity at the option
      of the holder?                                               No
      Discount Note?                                               No